Exhibit 3.358

FILED - Oklahoma Secretary of State #3512071181 01/03/2006 08:34

AMENDMENT TO ARTICLES OF ORGANIZATION

OF

KEYSTONE OKLAHOMA CITY LLC

Keystone Oklahoma City LLC, an Oklahoma Limited Liability Company (“the Company”), pursuant to the Oklahoma Liability Company hereby executed the following amendment:

1. The name of the professional limited liability company is:

KEYSTONE OKLAHOMA CITY LLC

2. The date of filing of the original articles of organization was May 10, 2005.

3. The amendment to the articles of organization is a change in the name of the Company. The name of the Company is hereby changed to:

UHS OKLAHOMA CITY LLC

December 27, 2005.

UHS OKLAHOMA CITY LLC

By:	Keystone Education and Youth Services, LLC
Sole Member and Manager

By:	/s/ Steve Filton
Name: Steve Filton, Vice President

FILED’- Oklahoma Secretary of State #3512071181 05/10/2005 16:28

ARTICLES OF ORGANIZATION

OF AN

OKLAHOMA LIMITED LIABILITY COMPANY

TO:

OKLAHOMA SECRETARY OF STATE

2300 N Lincoln Blvd., Room 101, State Capitol Building

Oklahoma City, Oklahoma 73105-4897

(405) 522-4560

The undersigned, for the purpose of forming an Oklahoma limited company pursuant to the provisions of 18 O.S., Section 2004, does hereby executed the following articles:

1. The name of the limited liability company (Note: The name must contain either the words limited liability company or limited company or the abbreviations LLC, LC, L.L.C. or L.C. The word limited may be abbreviated as Ltd. And the word Company may be abbreviated as Co.):

Keystone Oklahoma City LLC

2. The street address of its principal place of business, wherever located:

3401 West End Avenue, Suite 400, Nashville, Tennessee 37203

Street address

City

State

Zip Code

3. The name and street address of the resident agent in the state of Oklahoma:

The Corporation Company, 735 First National Building, 120 North Robinson, Oklahoma City, OK 73102

Name

Street Address

City

State

Zip Code

(P.O. Boxes are not acceptable.)

4. The term of existence: perpetual

Articles or organization must be signed by at least one person who need not be a member of the limited liability company.

Signature:

Type of Print Name:

L. Hunter Rost, Esq., organizer

Address:

c/o Waller Lansden Dortch & Davis, PLLC, 511 Union Street, Suite 2700, Nashville, TN 37219